UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 3

Registration Statement Under

THE SECURITIES ACT OF 1933

ELEKTOR INDUSTRIES INC.
(Exact name of registrant as specified in charter)

Wyoming	3561	98-1637647
(State or other jurisdiction	(Primary Standard Classi-	(IRS Employer
of incorporation)	fication Code Number)	I.D. Number)

Elektor Industries Inc.

304 South Jones Blvd. #7356

Las Vegas, Nevada 89107

(888) 722-3340

(Address and telephone number of principal executive offices)

Elektor Industries Inc.

304 South Jones Blvd. #7356

Las Vegas, Nevada 89107

(Address of principal place of business or intended principal place of business)

Registered Agents Inc.

30 N Gould Street, Suite R

Sheridan, Wyoming 82801

(Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “ large accelerated filer,” “ accelerated filer,” “ smaller reporting company, ” and “ emerging growth company ” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)

Dated June 15, 2022

PRELIMINARY PROSPECTUS

ELEKTOR INDUSTRIES INC.

5,000,000 SHARES OF COMMON STOCK

This is the initial public offering of the shares of common stock of Elektor Industries Inc., a Wyoming company (“we”, “us”, “our”, “Elektor”, the “Company” or similar terms).  The offering price per share of our common stock is $0.10 per share (the “Shares”).  This prospectus relates to the offer and sale of a maximum of 5,000,000 Shares (the “Maximum Offering”).  There is no minimum for this offering.  The offering will commence promptly on the date upon which this prospectus is declared effective by the Securities and Exchange Commission (“SEC”) and will continue for 12 months (365 days).  We will pay all expenses incurred in this offering.  We are an “emerging growth company” under applicable SEC rules and will be subject to reduced public company reporting requirements.

The offering of the 5,000,000 shares is on a “best efforts” basis, which means that our sole officer and director will use his best efforts to sell the shares and there is no commitment by any person to purchase any shares.  This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares that he may sell.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The offering shall terminate on the earlier of (i) when the offering period ends (365 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is a part.

There is no minimum number of shares are required to be sold to close the offering.  Proceeds from the sale of the shares will be used to fund our business development.  We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or a similar account.  Any funds raised from the offering will be immediately available to us for our immediate use.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market.  We have arbitrarily determined the offering price of $0.10 per share in relation to this offering.  The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria.  After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Pink Sheets or other quotation service .  We currently have no market maker who is willing to list quotations for our shares of stock.  There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk.  You should carefully consider the factors described under the heading “Risk Factors” beginning on page 10 before investing in our shares of common stock.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE DATE OF THIS PROSPECTUS IS JUNE 15, 2022

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Please read this prospectus carefully.  It describes our business, our financial condition and our results of operations.  We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

Until ____________, 2022 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

We cannot provide any assurance that we will be able to raise sufficient funds from this offering to proceed with our twelve months business plan.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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PROSPECTUS SUMMARY

We are a development stage company and were incorporated in Wyoming on July 16, 2021. Our business objective is to supply sustainable, reliable solar water pumps for customers that need a secure and clean water supply for agricultural and domestic water purposes. Our financial statements as at March 31, 2022, report no revenues and net loss of $ 40,098. To implement our plan of operations we require a minimum funding of $80,000 for the next twelve months. As of the date of this Prospectus we have a cash balance of $ 2,988. Our independent auditor has issued an audit opinion for our Company, which includes a statement expressing a doubt as to our ability to continue as a going concern.

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Elektor” refer to Elektor Industries Inc. unless the context otherwise indicates.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop or if developed it will be sustained.

The following summary highlights selected information contained in this prospectus.  Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

Our sole officer and director, Demetrios Malamas, has decided to take us public on his belief that potential investors are more inclined to invest in us if we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which provides investors with updated material information about us.  In addition, the ability of our investors to resell securities through the facilities of the securities markets, assuming that we find a market maker in order to have our shares of common stock quoted on the OTC Pink Sheet or other quotation service.  Our sole officer and director believes that the disadvantages of becoming a public company are the continuing reporting costs of being a reporting issuer under the Exchange Act and the reluctance of persons qualified to serve as a director because of a director’s exposure to possible legal claims.

From inception until the date of this filing we have not yet generated any revenues.  Our sole officer and director has incorporated the company and developed its business plan.  Our President, Demetrios Malamas, has conducted initial primary research and has reached out to Government Departments as well as Non-Governmental Organizations (“NGOs”) to better delineate and identify the total size and geographical expanse of the global market.  Mr. Malamas has made personal contacts with several business persons as well as Foreign Trade Consultants working in initial target countries including Nigeria and Papua New Guinea. We have conducted market research that includes several countries not selected as initial target markets including Ethiopia, The Republic of Chad, Uganda, Democratic Republic of the Congo (DRC), Mozambique, United Republic of Tanzania, Somalia, and Pakistan. These markets represent potential markets for further expansion as they are included in the top 10 countries in need of clean water according to the World Health Organization.

In addition, we have sought to further identify specific markets, including domestic, commercial and agricultural users by conducting analysis of available data.  We will target the potential distributors already identified during primary research with the intention of establishing a mutually beneficial business relationship.

We entered into a Private Label Manufacturing and Supply Agreement on April 25, 2022 with Zhejiang Dingfeng Electric Appliance Co. which we have attached as Exhibit 10.1 to this prospectus. Zhejiang hereby appoints Elektor as Zhejiang's reseller of the following products: 2DPC - 2” DC Brushless Solar Pump with Plastic Impeller: 3DPC - 3” DC Brushless Solar Pump with Plastic Impeller ; and the 4DSC/4/6DSC - 4” /6” DC Brushless Solar Pump with SS Impeller .

The products will be marketed, sold and distributed as private labelled products under “Elektor” branding.

While we do have an agreement to procure the water pumps, we do not currently have an agreement to procure the accessory components including but not limited to the such as battery storage systems, photovoltaic power generating panels, photo cell switching systems, and water storage tanks.

We have also commenced the building of a prototype of the solar power water pump for domestic use (3/4” inlet pipe) and a prototype of an agricultural/commercial solar water pump (2” inlet pipe).  Based on his design work and consultation Mr. Malamas has purchased and procured the component parts (solar panels, batteries, pumps, tank, hardware, plumbing parts, electrical fixtures and components, a control system and assorted metal for fabrication and assembly).  We expect the prototype to be completed in the next 30 to 60 days.  Once completed Mr. Malamas will be able to physically demonstrate the unit to prospective manufacturers in order to have them produce our proprietary pumps for us.  We will also be able to demonstrate how our products work to potential customers .

We are an “emerging growth company” within the meaning of the federal securities laws.  For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.  For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN “EMERGING GROWTH COMPANY” AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 15 of this prospectus.

The Company, its executive, and any Company promoters or their affiliates do not intend for the Company, once reporting, to be used as a vehicle for a private company to become a reporting company.

We do not believe that we are a blank check company because we have no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

Our Company

We believe we are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have more than nominal operations.  We were incorporated on July 16, 2021, under the laws of the State of Wyoming, for the purpose of supplying sustainable, reliable solar water pumps for customers that need a secure and clean water supply for agricultural and drinking water purposes.

Our President, Demetrios Malamas, has conducted initial primary research and has reached out to Government Departments as well as Non-Governmental Organizations (“NGOs”) to better delineate and identify the total size and geographical expanse of the global market.  Mr. Malamas has made personal contacts with several business persons as well as Foreign Trade Consultants working in target countries including Nigeria and Papua New Guinea.

In addition, we have sought to further identify specific markets, including domestic, commercial and agricultural users by conducting analysis of available data.  We will target the potential distributors already identified during primary research with the intention of establishing a mutually beneficial business relationship.

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Negotiations have been initiated to qualify potential Equipment manufacturers and suppliers with the aim of having our OEM (Original Equipment Manufacturer) specifications and have supply agreements in place as soon as possible.

In addition, we have conducted and continue to conduct extensive research into various government opportunities for a working relationship.  We are most interested in exploring potential projects in Nigeria and Papua New Guinea.  Logistics for shipping and receiving have been explored and the supply chain requirements are being analyzed for LCL (Less than Container Load) shipments as well as FCL (Full Container Loads) shipping.  Preliminary research has been conducted for estimate purposes, and local customs clearing companies will be contacted to confirm any duties and taxes that may be due at time of importation.  HS codes will be provided to ensure accuracy for duties and taxes that may be applicable.

In addition to identifying prospective international customers, our President has worked to develop and implement a marketing plan, which includes, among other things, the development of a corporate website, preparing for industry trade shows and the formulation of strategic business plan.  Furthermore, our President has sought to identify other additional manufacturing companies for purposes of forging strategic relationships and confirming an uninterrupted supply chain.  Our website domain is http://www.elektorindustries.com.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter.  Our sole officer and director will be responsible for selling shares under this offering and no commission will be paid on any sales.  He will utilize this prospectus to offer the shares to friends, family and business associates.

We are a newly created company that has not realized any revenues through March 31, 2022 with a net loss of $ 40,098.  To date our operations have been funded by loans from our sole officer and director, Demetrios Malamas.  Our independent auditor, BF Borgers CPA PC has issued an audit opinion, which includes a statement expressing a doubt as to our ability to continue as a going concern.  Our address is 304 South Jones Blvd. #7356, Las Vegas, Nevada 89107.  Our telephone number is 888-722-3340.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained.  Our common stock is not traded on any exchange or other quotation service.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the OTC Pink Sheets.  We do not yet have a market maker who has agreed to file such quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Under U.S. federal securities legislation, our common stock will be “penny stock”.  Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination.  Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.  Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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THE OFFERING

Securities offered:	5,000,000 shares of our common stock, par value $0.001 per share.
Offering price:	$0.10
Duration of offering:	The 5,000,000 shares of common stock are being offered for a period of 12 months (365 days).
Gross proceeds to us:	$500,000, assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 18.
Market for the common stock:

There is no public market for our shares.  Our common stock is not traded on any exchange or quotation service.  After the effective date of the registration statement relating to this prospectus, we intend to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the OTC Pink Sheets.  We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Shares outstanding prior to offering:	15,000,000
Shares outstanding after offering:	20,000,000 (assuming all the shares are sold)
Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 10.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our financial statements as of and for the period ended March 31, 2022, and from our audited financial statements as of and for the period from July 16, 2021 (Inception) to December 31, 2021.

	March 31, 2022 ($) (Unaudited)	December 31, 2021 ($) (Audited)
Financial Summary
Cash and cash equivalents	2,988	9,646
Total Assets	2,988	9,646
Total Liabilities	28,086	12,258
Total Stockholder’s Equity (deficit)	(25,098)	(2,612)

	March 31, 2022 ($)	Accumulated From July 16, 2021 (Inception) to December 31, 2021 ($)
Total operating expenses	40,098	17,612
Net income (loss)	(40,098)	(17,612)
Net income (loss) per share	$0.00	$0.00

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

a.

The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

b.

The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

c.	The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

d.	The date on which such issuer is deemed to be a “large accelerated filer”, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley.  Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting.  This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

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We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Smaller Reporting Company

Implications of being an emerging growth company - the JOBS Act

We qualify as an emerging growth company as that term is used in the JOBS Act.  An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies.  These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an “emerging growth company”.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards.  We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  This section includes all of the known material risks in the offering.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

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RISKS ASSOCIATED TO OUR BUSINESS

WE HAVE NOT EARNED REVENUE AS OF MARCH 31, 2022 AND OUR ABILITY CONTINUE OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $40,098 as of March 31, 2022, and have no revenues as of this date.  Our future is dependent upon our ability to obtain financing and upon future profitable operations in the solar water pump business.  Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth.  These factors raise a doubt that we will be able to continue as a going concern.  BF Borgers CPA PC our independent registered public accounting firm has expressed a doubt about our ability to continue as a going concern.  This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise.  If we fail to raise sufficient capital when needed, our director Demetrios Malamas has agreed to give us an interest-free loan to fund our operations.  Otherwise we will not be able to complete our business plan.  As a result, we may have to liquidate our business and you may lose your investment.  You should consider our independent registered public accountant’s comments when determining whether to make an investment.

WE ARE DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO CONTINUE OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS.  WE MAY NEED TO OBTAIN ADDITIONAL FINANCING.

Our current operating funds are less than necessary to complete our intended operations in the solar water pump business.  We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus.  As of March 31, 2022, we had cash in the amount of $2,988 and liabilities of $28,086.  As of this date, we have limited revenues and just recently started our operation.  The proceeds of this offering may not be sufficient for us to achieve additional revenues and profitable operations.  We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues.  Our director Demetrios Malamas has agreed to give us an interest-free loan to fund our operations.

We require a minimum funding of approximately $80,000 to conduct our proposed operations for a period of one year.  If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Demetrios Malamas, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses.  However, Mr. Malamas has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  After one year we may need additional financing.  If we do not generate any revenue, we may need a minimum of $20,000 of additional funding to pay for ongoing SEC filing requirements.  Even if we generate revenues, such revenues may be insufficient to cover our ongoing SEC filing requirements so we may need to seek additional financing to cover those costs.  We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations.  We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE REQUIRE ADDITIONAL CAPITAL AND FINANCING TO CONTINUE OUR BUSINESS AND FAILURE TO OBTAIN CAPITAL COULD CAUSE OUR BUSINESS TO FAIL.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in the Notes of our March 31, 2022 financial statements, we are in the development stage of operations, have had losses from operations since inception, no revenues and insufficient working capital available to implement our business plan and to meet ongoing financial obligations over the next fiscal year. Our Auditor has raised “substantial doubt regarding the Company's ability to continue as a going concern”, or in other words remain in business. We will require additional capital and financing in order to continue otherwise our business will fail. We have made no definitive arrangements for any additional capital or financing.

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WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS.  WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on July 16, 2021 and have commenced limited business operations.  Accordingly, we have no way to evaluate the likelihood that our business will be successful.  Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates.  We anticipate that we will incur increased operating expenses without realizing significant revenues.  We expect to incur significant losses in the foreseeable future.  We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful.  If we are unsuccessful in addressing these risks, our business will most likely fail.

WE MAY NOT BE ABLE TO COMPETE AGAINST OUR COMPETITORS.

We expect to face strong competition from well-established companies and small independent companies like our self that may result in price reductions and decreased demand for solar water pumps.  There are several companies in Nigeria: Afrimash, GZ Industrial Supplies and IrriTech Nigeria Limited and Papua New Guinea: NIVUS GmbH., Southern Cross Pumps and Solar Solutions PNG Ltd.  We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources fulfill the demands by prospective customers.  Our opportunity to obtain customers may be limited by our financial resources and other assets.  We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business

RISKS ASSOCIATED WITH LACK OF DEMAND FOR OUR PRODUCTS.

Although we are yet to begin selling our products, our business may be harmed if there is insufficient demand for our products.  Our profits may not be enough if there will be a lack of customers who are interested in our services or turn to our competitors.  We will have to use additional resources for marketing in social networks and others.

THE EFFECT OF THE RECENT ECONOMIC CRISIS MAY IMPACT OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITIONS.

The recent global crisis has caused disruption and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending.  These macroeconomic developments may affect our business, operating results or financial condition in a number of ways.  For example, our potential customers may never start spending with us or may have difficulty paying us.  A slow or uneven pace of economic recovery would negatively affect our ability to start our business and obtain financing.

BECAUSE WE WILL ORDER OUR EQUIPMENT FOR BUSINESS FROM OVERSEAS, A DISRUPTION IN THE DELIVERY OF IMPORTED EQUIPMENT MAY HAVE A GREATER EFFECT ON US THAN ON OUR COMPETITORS.

We will import our products from China and likely have them manufactured there.  Deliveries of our products may be disrupted through factors such as: fuel price increases; container shortages; problems with ocean shipping, including work stoppages and shipping; equipment shortages, work stoppages, strikes and political unrest; increased inspections of import shipments or other factors causing delays in shipments; and economic crises, international disputes and wars.

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BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY.  IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Although we are yet to begin selling our products, due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our products/services known to potential customers.  Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably.  If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN MORE THAN 50% OF OUR OUTSTANDING COMMON STOCK, IF ALL THE SHARES BEING OFFERED ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum-offering shares will be sold, Mr. Demetrios Malamas, our sole officer and director, will own more than 50% of the outstanding shares of our common stock.  Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Demetrios Malamas may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

MR. DEMETRIOS MALAMAS, OUR SOLE DIRECTOR, WILL BE ABLE TO DETERMINE HIS OWN SALARY AND PERQUISITES, WHICH COULD ADVERSELY AFFECT OUR INCOME.

Because our sole executive officer occupies all corporate positions, it may not be possible to have adequate internal controls.  As the sole director, Mr. Demetrios Malamas has the sole authority to appoint our officers and determine their compensation.  Accordingly, Mr. Demetrios Malamas could determine, as our sole director that his salary and perquisites are equal to or exceed our net income, if we ever have an income.  In the event that Mr. Demetrios Malamas does determine that he is entitled to a salary and/or perquisites, investors will have no mechanism by which to revise his salary and perquisites since he controls a majority of the voting securities of the Company, and will continue to do so even after the offering.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC.  AS A RESULT, OUR STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL RESULTS, WHICH COULD HARM OUR BUSINESS AND THE MARKET VALUE OF OUR COMMON SHARES.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud.  We may in the future discover areas of our internal controls that need improvement.  Section 404 of the Sarbanes-Oxley Act of 2002 will require us to continue to evaluate and to report on our internal controls over financial reporting.  We cannot be certain that we will be successful in continuing to maintain adequate control over our financial reporting and financial processes.  Furthermore, if our business grows, our internal controls will become more complex, and we will require significantly more resources to ensure our internal controls remain effective.  Additionally, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weaknesses or significant deficiencies and management may not be able to remediate any such material weaknesses or significant deficiencies in a timely manner.

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KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The Company is entirely dependent on the efforts of its sole officer and director Demetrios Malamas.  The Company does not have an employment agreement in place with its sole officer and director.  His departure or the loss of any other key personnel in the future could have a material adverse effect on the business.  There is no guarantee that replacement personnel, if any, will help the Company to operate profitably.  The Company does not maintain key person life insurance on its sole officer and director.

WE DO NOT MAINTAIN ANY INSURANCE AND DO NOT INTEND TO MAINTAIN INSURANCE IN THE FUTURE.

We do not maintain any insurance and do not intend to maintain insurance in the foreseeable future.  Because we do not have any insurance, if we are made a part of a products liability action, we may not have sufficient funds to defend the litigation.  If that occurs a judgment could be rendered against us that could cause us to cease operations.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY THAT IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company.  Demetrios Malamas, our sole officer and director has no experience managing a public company that is required to establish and maintain disclosure controls and procedures and internal control over financial reporting.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission.  However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

BECAUSE OUR PRESIDENT, MR. DEMETRIOS MALAMAS DOES NOT HAVE ANY PRIOR FORMAL EXPERIENCE WITH SOLAR WATER PUMPS FOR DOMESTIC AND AGRICULTURAL/COMMERCIAL USE, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Mr. Demetrios Malamas does not have any formal experience with solar water pumps for domestic use and agricultural/commercial use.  He just has general technical knowledge.  As a result, we may need to rely on consultants and other individuals with more experience to help with our business.  Our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

OUR PRESIDENT, MR. DEMETRIOS MALAMAS DOES NOT HAVE ANY PRIOR EXPERIENCE IN SELLING STOCKS, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MINIMUM AMOUNT TO BE RAISED.  AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO START OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Demetrios Malamas does not have any experience in selling stocks.  Consequently, we may not be able to raise any funds successfully.  Also, the best effort offering does not require a minimum amount to be raised.  Our director Demetrios Malamas has agreed to give us an interest-free loan to help fund our operations.  The loan will be repaid to Mr. Malamas when and if the Company receives sufficient amount of revenues and its operation grows.  If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected.  Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

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RISK FACTORS RELATING TO OUR COMMON STOCK

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act.  As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.  For so long as we are an emerging growth company, we will not be required to:

•	Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	Provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•

Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•

Disclose certain executive compensation related items such as the correlation between executive compensation and performance comparisons of the Chief Executive’s compensation to median employee compensation.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company.  For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or the auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock.  Such stock issuances will cause stockholders’ interests in our company to be diluted.  Such dilution will negatively affect the value of an investor's shares.  We have additional source of additional capital: our director Demetrios Malamas has agreed to give us an interest-free loan in case if the Company needs more funds to continue its operation.  The Company does not have any written agreement on this point, only a verbal agreement.

IF WE DECIDE TO SUSPEND OUR OBLIGATIONS TO FILE REPORTS UNDER SECTION 15(D), THEN OUR SHAREHOLDERS WILL NOT RECEIVE PUBLICLY DISSEMINATED INFORMATION AND WILL BE A PRIVATE COMPANY.

Under Rule 12h-3 of the Securities Exchange Act of 1934, as amended, “Suspension of Duty to File Reports under Section 15(d)”, an issuer is eligible for the suspension to file reports pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended, if our shares of common stock are held of record by less than 300 persons at the beginning of any fiscal year after a registration statement is effective.    If we decide to suspend our obligations to file reports, then our shareholders will not receive publicly disseminated information, and their investment would not be liquid and would be a private company.

Once our Registration Statement is effective, management intends to file a Form 8-A which registers our class of common stock under Section 12 of the Exchange Act and. to file reports pursuant to Section 13(a)of the Securities Exchange Act of 1934, as amended.

IF WE DO NOT REGISTER A CLASS OF SECURITIES UNDER SECTION 12 OF THE EXCHANGE ACT, WE WILL BE SUBJECT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT AND INVESTORS MAY NOT BE ABLE TO OBTAIN SUFFICIENT INFORMATION REGARDING THE COMPANY AND WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

If we do not register a class of securities under Section 12 of the Exchange Act, we will be subject to Section 15(d) of the Securities Exchange Act and, accordingly, will not be subject to the proxy rules, Section 16 short-swing profit provisions, beneficial ownership reporting, and the bulk of the tender offer rules, therefore, investors may not be able to obtain sufficient information regarding the company and will make our common stock less attractive to investors.

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RISKS ASSOCIATED WITH THIS OFFERING

OUR OFFERING IS BEING MADE ON A BEST EFFORTS BASIS WITH NO MINIMUM AMOUNT OF SHARES ARE REQUIRED TO BE SOLD FOR THE OFFERING TO PROCEED.

In order to implement our business plan, we require funds from this offering.  We require a minimum of $80,000 from the offering to implement your business plan.  However, our offering is being made on a best efforts basis with no minimum amount of shares required to be sold in the offering to proceed.  If we raise only a nominal amount of the proceeds we may be unable to implement our business plan and we will have to suspend or cease operations and you may lose your investment in our company.  In addition, because there is no minimum offering amount, our ability to close the offering early poses a risk of loss of your investment in our company.

BECAUSE THE COMPANY HAS ARBITRARILY SET THE OFFERING PRICE, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value.  Additionally, as the Company was formed on July 16, 2021 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

MONEY RAISED IN THIS OFFERING WILL BE IMMEDIATELY AVAILABLE TO THE COMPANY AND INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Money raised in this offering will be immediately available to the company and our sole officer and director.  Investors do not have the right to withdraw invested funds.  Subscription payments will be paid directly to us and held on our corporate bank account if the Subscription Agreements are in good order and the Company accepts the subscription.  Therefore, once an investment is made, investors will not have the use or right to return of such funds.

THERE IS NO GUARANTEE ALL OF THE FUNDS RAISED IN THE OFFERING WILL BE USED AS OUTLINED IN THIS PROSPECTUS.

We have committed to use the proceeds raised in this offering for the uses set forth in the “Use of Proceeds” section.  However, certain factors beyond our control, such as increases in certain costs, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes.  The failure of our management to use these funds effectively could result in unfavorable returns.  This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions.  There is no guarantee that he will be able to sell any of the shares.  Unless he is successful in selling at 40% of the shares and we receive the proceeds in the amount of $200,000 of this offering, we may have to seek alternative financing to implement our business plan.

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THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $3,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange.  There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus.  We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Pink Sheets (“OTC”) or other quotation service.  The OTC is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities.  The OTC is not an issuer listing service, market or exchange.  Although the OTC does not have any listing requirements, to be eligible for quotation on the OTC, issuers must remain current in their filings with the SEC or applicable regulatory authority.  If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Pink Sheets or other quotation service.  Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTC that become delinquent in their required filings will be  removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Elektor Industries Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities.  If no market is ever developed for our common stock, or we do not sell sufficient shares or have sufficient shareholders to be quoted on the OTC, it will be difficult for you to sell any shares you purchase in this offering.  In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate, your shares without considerable delay, if at all.  In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE.  WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $15,000.  We will have to utilize funds from Demetrios Malamas, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process.  However, Mr. Demetrios Malamas has no obligation to loan such funds to us and there is a verbal guarantee that he will loan such funds to us.  After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Pink Sheets or other quotation service.  To be eligible for quotation, issuers must remain current in their filings with the SEC.  In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.  Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Pink Sheets or other quotation service.

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USE OF PROCEEDS

Our public offering of 5,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed.  The offering price per share is $0.10.  The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $500,000 as anticipated.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	1,250,000	2,500,000	3,750,000	5,000,000
Gross Proceeds	$125,000	$250,000	$375,000	$500,000
Total Before Expenses	$125,000	$250,000	$375,000	$500,000

Offering Expenses
Legal & Accounting	$12,640	$12,640	$12,640	$12,640
Publishing/EDGAR	$2,000	$2,000	$2,000	$2,000
Transfer Agent	$1,000	$1,000	$1,000	$1,000
SEC Filing Fee	$46.35	$46.35	$46.35	$46.35
Miscellaneous	$53.65	$53.65	$53.65	$53.65
Total Operating Expenses	$15,740	$15,740	$15,740	$15,740

Net Offering Proceeds	$109,260	$120,050	$359,260	$484,260

Please see a detailed description of the use of proceeds in the “Plan of Operation” section of this prospectus.

DETERMINATION OF THE OFFERING PRICE

We have determined the offering price of the 5,000,000 shares being offered arbitrarily.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

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DILUTION

The price of the current offering is fixed at $0.10 per share.  This price is significantly higher than the valuation of the shares issued to our sole officer and director, Demetrios Malamas, which was $0.001 per share for the 15,000,000 shares of common stock he earned from the Company.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.  The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of March 31, 2022, the net tangible book value was $(25,098) based upon 15,000,000 shares outstanding.

If 100% of shares are sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 20,000,000 shares to be outstanding will be $474,902 or approximately $0.025 per share.  The net tangible book value per share prior to the offering is $(0.002).   The net tangible book value of the shares held by our existing stockholder will be increased by $0.025 per share without any additional investment on their part.  Investors in the offering will incur an immediate dilution from $0.10 per share to $0.076 per share.

After completion of this offering, if 5,000,000 shares are sold, investors in the offering will own 25% of the total number of shares then outstanding for which they will have made cash investment of $500,000, or $0.10 per share.  Our existing stockholder will own 75% of the total number of shares then outstanding, for which he has made contributions of cash totaling $15,000 or $0.001 per share.

If 75% of shares are sold:

Upon completion of this offering, in the event 3,750,000 shares are sold, the net tangible book value of the 18,750,000 shares to be outstanding will be $349,902 or approximately $0.020 per share.  The net tangible book value per share prior to the offering is $(0.002).  The net tangible book value of the shares held by our existing stockholder will be increased by $0.020 per share without any additional investment on his part.  Investors in the offering will incur an immediate dilution per share from $0.10 per share to $0.081 per share.

After completion of this offering investors in the offering will own 20% of the total number of shares then outstanding for which they will have made cash investment of $375,000, or $0.10 per share.  Our existing stockholder will own 80% of the total number of shares then outstanding, for which he has made contributions of cash totaling $15,000 or $0.001 per share.

If 50% of shares are sold:

Upon completion of this offering, in the event 2,500,000 shares are sold, the net tangible book value of the 17,500,000 shares to be outstanding will be $224,902 or approximately $0.014 per share.  The net tangible book value per share prior to the offering is $(0.002). The net tangible book value of the shares held by our existing stockholder will be increased by $0.015 per share without any additional investment on his part.  Investors in the offering will incur an immediate dilution per share from $0.10 per share to $0.087 per share.

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After completion of this offering investors in the offering will own 14.29% of the total number of shares then outstanding for which they will have made cash investment of $250,000, or $0.10 per share.  Our existing stockholder will own 85.71% of the total number of shares then outstanding, for which he has made contributions of cash totaling $15,000 or $0.001 per share.

If 25% of shares are sold:

Upon completion of this offering, in the event 1,250,000 shares are sold, the net tangible book value of the 16,250,000 shares to be outstanding will be $99,902 or approximately $0.008 per share.  The net tangible book value per share prior to the offering is $(0.002).  The net tangible book value of the shares held by our existing stockholder will be increased by $0.008 per share without any additional investment on his part.  Investors in the offering will incur an immediate dilution per share from $0.10 per share to $0.094 per share.

After completion of this offering investors in the offering will own 7.69% of the total number of shares then outstanding for which they will have made cash investment of $125,000, or $0.10 per share.  Our existing stockholder will own 92.31% of the total number of shares then outstanding, for which he has made contributions of cash totaling $15,000 or $0.001 per share.

DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock.  Our authorized capital stock consists of 200,000,000 shares of common stock, $0.0001 par value per share and 20,000,000 shares of preferred stock, par value $0.0001 per share.  As of March 31, 2022 there were 15,000,000 shares of our common stock issued and outstanding that are held by one stockholder of record, and no shares of preferred stock are issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.  This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non- cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that on all other matters, except as otherwise required by Wyoming law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.  We have 20,000,000 shares of preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

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WYOMING ANTI-TAKEOVER LAWS

The Wyoming Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.”  This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Wyoming corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.  The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%.  A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation.  Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act.  The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Wyoming corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Wyoming; and (2) does business in Wyoming directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Wyoming.  Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Wyoming “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company.  This statute prevents an “interested stockholder” and a resident domestic Wyoming corporation from entering into a “combination,” unless certain conditions are met.  The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof.  A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares.  If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Wyoming’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our board of directors.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

We have 15,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering 5,000,000 shares of its common stock for sale at the price of $0.10 per share.  There is no arrangement to address the possible effect of the offering on the price of the stock.  In connection with the Company’s selling efforts in the offering, Demetrios Malamas will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities.

Demetrios Malamas is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.  Demetrios Malamas will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.  Demetrios Malamas is not, and has not been within the past 12 months, a broker or dealer, and he has not been within the past 12 months, an associated person of a broker or dealer.  At the end of the offering, Demetrios Malamas will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities.  Demetrios Malamas will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 5,000,000 shares being offered.  The price per share is fixed at $0.10 for the duration of this offering.  Although our common stock is not listed on a public exchange or other quotation service, we intend to seek to have our shares of common stock quoted on the OTC Pink Sheets or other quotation service.  In order to be quoted on the OTC Pink Sheets or other quotation service, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company.  Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents.  The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.10 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied.  In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.  We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

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Terms of the Offering

The shares will be sold at the fixed price of $0.10 per share until the completion of this offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.  This offering will commence on the date of this prospectus and continue for a period of 12 months (365 days).  At the discretion of our board of director, we may discontinue the offering before expiration of the 12-month period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF BUSINESS

On July 16, 2021, the Company was incorporated under the laws of the State of Wyoming.  Our business objective is to supply sustainable, reliable solar water pumps for customers that need a secure and clean water supply for agricultural and domestic water purposes.

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Demetrios Malamas has served as our President, Treasurer and as a Director, from July 16, 2021, until the current date.  Our board of directors is comprised of one person: Demetrios Malamas.

We are authorized to issue 200,000,000 shares of common stock, par value $0.001 per share.  On July 16, 2021, Demetrios Malamas, our President and a Director was issued an aggregate of 15,000,000 shares of common stock at $0.0001 per share, for aggregate value of $15,000.

GENERAL DESCRIPTION OF OUR ACTIVITY

We were incorporated on July 16, 2021 in the State of Wyoming, USA.  The Company’s business operations are located in Las Vegas.  Since inception to the date of this filing, we have not generated any revenues.  We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.

Our business objective is to supply sustainable, reliable solar water pumps for customers that need a secure and clean water supply for agricultural and domestic water purposes.  Solar water pumps are used to pump out the water using the energy of the sun.  The water pumps run on electricity generated either by the thermal energy generated by the collected sunlight or via photovoltaic panels rather than being run on diesel or grid electricity.  We do not currently have any products. We will provide original equipment manufactured “OEM” products from reliable manufacturers and secure distributors in target market countries.  Here is an illustration of a solar water pump system:

Illustration credited to: Vector Illustrations

https://www.vecteezy.com/free-vector/solar-pump

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Our mission and objective is to assist in the global water crisis by meeting the need for clean water.  We aim to supply sustainable, reliable solar water pumps for customers with demand for clean water supply for agricultural and domestic water purposes.  We will identify and develop new markets, in addition to existing markets, for the solar powered well pump systems that we will produce in partnership with our manufacturers and supply to the consumer.  Many countries, and some states in our own country, are in desperate need of a supply of clean domestic water for their citizens.  Our plan is to assist in solving this global challenge by developing and supplying state-of-the-art equipment and technologies to tap the natural resources in the various regions.

We do not currently have any products. Our objective is to source water pumps and the related and necessary equipment to operate and maintain these solar water pump systems from a third-party manufacturing facility in China.  These products include, but not limited to, battery storage systems, photovoltaic power generating panels, photo cell switching systems and water storage tanks.  The specifications for the various sizes of solar water pumps will be determined by a variety of factors including the size of the well that will be drilled, the depth of the well, and the distance that the water will need to be delivered. We will supply a variety for Solar Water pumps for various applications depending on the consumer needs.

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As we can see from the above Aquifer map, many areas in Africa have a reasonable amount of water available if the right equipment is utilized for extraction.

Reference Credit for the dataset:

MacDonald, A M, Bonsor, H C, Ó Dochartaigh, B E, Taylor, R G.  2012.  Quantitative maps of groundwater resources in Africa.  Environmental Research Letters 7, 024009.

https://www2.bgs.ac.uk/groundwater/international/africangroundwater/mapsDownload.html

An example of well drilling in Africa is illustrated above.  This is not an Elektor pump or project.

Photo for illustrations purposes only.

PhotoCredit to:

https://thewaterproject.org/digging-wells-in-africa-how-it-works

The illustration on the left shows a truck mounted drilling rig for larger diameter and deeper wells.

This is not Elektor equipment or project.  Photo is for illustrations purposes only.

Photo Credit to:

https://thewaterproject.org/digging-wells-in-africa-how-it-works

Manufacturing of our specified components is already being negotiated with several potential manufacturers and we will work to secure OEM manufactured products and market these products under our brand.

Products and Services

We will be engaged in supplying a variety Solar Water pumps and related equipment including deep well pumps which are pumps that are immersed in a groundwater well for pumping and delivering water.  Elektor will be sourcing products from Zhejiang Dingfeng Electric Appliance Co.; specifically products under the “Difful” brand.

We entered into a Private Label Manufacturing and Supply Agreement on April 25, 2022 with Zhejiang Dingfeng Electric Appliance Co. which we have attached as Exhibit 10.1 to this prospectus. Zhejiang hereby appoints Elektor as Zhejiang's reseller of the following products :

2DPC - 2” DC Brushless Solar Pump with Plastic Impeller

3DPC - 3” DC Brushless Solar Pump with Plastic Impeller

4DSC/4/6DSC - 4” /6” DC Brushless Solar Pump with SS Impeller

The products will be marketed, sold and distributed as private labelled products under “Elektor” branding.

Material terms of the agreement includes that Elektor agrees to separately pay all expenses incurred by Zhejiang in the shipment and delivery of ordered Products, including without limitation freight charges, import duties and insurance premiums.  Elektor shall determine, in its sole discretion, the price at which Elektor resells Products to Elektor's customers. There is no minimum order quantity and Zhejiang's warranty for the Products extends for twelve (12) months from the date the product is shipped to Elektor.

In addition, we are in the process of building a prototype of the solar power water pump for domestic use (3/4” inlet pipe) and a prototype of an agricultural/commercial solar water pump (2” inlet pipe).  Based on his design work and consultation Mr. Malamas has purchased and procured the component parts (solar panels, batteries, pumps, tank, hardware, plumbing parts, electrical fixtures and components, a control system and assorted metal for fabrication and assembly).  We expect the prototype to be completed in the next 30 to 60 days.  Once completed Mr. Malamas will be able to physically demonstrate the unit to prospective manufacturers in order to have them produce our proprietary pumps for us.  We will also be able to demonstrate how our products work to potential customers.

We do not have a formal written agreement to reimburse expenses Mr. Malamas incurs on our behalf.  If we are able to sell 100% of the shares registered for sale in this offering , we intend to reimburse Mr. Malamas for expenses he has incurred to date.  As of March 31, 2022 we owe Mr. Malamas $18,786.

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Deep well pumps are widely used in domestic water supply, farmland irrigation and drainage, industrial and mining enterprises, urban water supply and drainage.

Submersible solar pumps use solar energy to pump and transport water.  They are pumps that are immersed in water.  It is the most attractive water supply method in the sun-rich regions of the world today for example Nigeria, especially in remote areas that lack electricity and electricity.  It is mainly used for domestic water supply, agricultural irrigation and garden watering.

Photovoltaic Solar Panels can be utilized to generate electrical power to charge battery systems that would power the pumps.  Battery back-up systems designed for over capacity to allow for operation of systems when direct solar power is not available.  Battery technologies will be explored to determine the most cost effective and reliable battery systems.  Control systems and switching equipment will also be included in our product offerings

In addition to supplying the Solar Water Pump and ancillary equipment, including but not limited to, Solar panels, battery back-up systems, monitoring sensors and switching equipment, we will liaise with local drilling companies.  Local companies will be contracted to supply the drilling service as well as the necessary steel well pipes and necessary parts that will connect to the Solar Water Pump systems.

We anticipate that we will offer a “turn-key” water supply service and product for the customers.  Back-up support will be established to allow for customers to contact us for any service or troubleshooting challenges that may arise.  Elektor OEM Equipment and products will be backed by manufacturer’s warranties and guarantees.

While we do have an agreement to procure the water pumps, we do not currently have an agreement to procure the accessory components including but not limited to the such as battery storage systems, photovoltaic power generating panels, photo cell switching systems, and water storage tanks.

Pump Capacities and Applications

Solar-powered pumping systems can be configured to meet a wide variety of demands.  The amount of water a solar powered pump can deliver is a function of how far the water has to be lifted, the distance it has to travel through a delivery pipe (and the size of pipe), the efficiency of the pump being used, and how much power is available to the system.  Power can be increased by adding more solar panels.  As the reader will see in the specification’s tables below, there are numerous variables for the diverse numbers of pumps and equipment available.

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Small Pumps - Small pumps (1”) might be a fit for domestic applications such as home use or small village co-op for limited amount and limited volume of water where water can be pumped into larger holding tanks for home owners or villagers can draw water as necessary.  Also, price sensitivity might be a reason for installing smaller pumps as smaller systems are typically a less costly investment.

Medium Pumps - Medium pumps, (2”-4”), would be well suited for Commercial or Industrial applications where a larger volume of water may be required.  Multi-unit residential supply, industrial operations such as for commercial processing of food or for cement requiring constantly higher amounts of water and lower levels of agricultural irrigation may be an example of Medium size pump applications.

Large Pumps - Large Pumps, (5”- 6”), would be useful for significantly larger volume of water requirements such crop irrigation, aquaculture operations, wineries, breweries, textile manufacturing, food processing, meat processing, sewage treatment but to name a few.  The larger the pump the more power is required.  The more “head” required the more powerful pump is required which translates into more amperage for larger motors.

There are no limits to how large solar pumps can be built, but they tend to be most competitive in small installations where combustion engines are least economical.  The smallest solar pumps run on less than 150 Watts of PV, and can lift water from depths exceeding 200 feet (65 m) at 1.5 gallons (5.7 liters) per minute.  You may be surprised by the performance of such a small system.  In a 10-hour sunny day it can lift 900 gallons (3400 liters).  That’s enough to supply several families, or 30 head of cattle, or 40 fruit trees.

In addition, the battery back-up system required to power these solar water pumps is also dependent on the amperage draw that the pump requires to operate.  The solar panels as well as the battery backup storage system would be dependent on the solar pump selected for each project.

The Solar Water Pump capacities and specifications would be determined by the application required, i.e. domestic, industrial or agricultural.

Sample Specs for Elektor Solar Water Pump Pump Model: Elek-3DPC3.5-80-48-600 Power: 600w Voltage: DC48V Max flow: 3.5m3/h Max head: 80 meters

Included accessories with the water pump:

1 x DC brushless solar Pump with 2m cable

1 x Pump controller with MPPT function

1 x Stainless steel float switch (sensor for the tank)

1 x Pump outlet joint connector

1 x Splice kit for cable join

Advantages of Elektor Solar water pumps:

•	Permanent magnet DC brushless synchronous motor: the efficiency is improved by 15- 20%; Save energy; Reduce the power consumption of solar pump
•	304 Stainless Steel pump shaft
•	High Quality Bearing
•	Double bearing, motor base which works better under more axial pressure
•	Alloy mechanical seal, longer working life and high reliability
•	Intelligent water shortage protection
•	MPPT controller

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There is a wide variety of specifications for Solar Water Pumps.  Pump selection by the customer is ultimately determined by several factors.  The main parameters in choosing a suitable solar water pump are:

1.	What is the necessary or target flow rate? How many cubic meters of water per hour/per day needed for domestic or irrigation use?
2.	How much head is required? What is the horizontal water pumping distance and more importantly, how much head is required? Head is the vertical water pumping distance.

Technical Specifications and capacities for DC (Direct Current) - 2”, 3”, 4” and 6”

2DPC 2”DC Brushless Solar Pump with Plastic Impeller

24 Volt and 48 Volt System	Hydraulic Performance Curves Technical Data

Data Sets and Diagram Reference and Credit to: Difful. Professional Solar Pump Manufacturer (Catalog Page 3) Zhejiang Dingfeng Electrical Appliance Co., Ltd.

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3DPC 3”DC Brushless Solar Pump with Plastic Impeller

24,48,72 ,110 Volt Systems	Hydraulic Performance Curves Technical Data

Data Sets and Diagram Reference and Credit to: Difful. Professional Solar Pump Manufacturer (Catalog Page 4) Zhejiang Dingfeng Electrical Appliance Co., Ltd.

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4DSC/4/6DSC 4” /6” DC Brushless Solar Pump with SS Impeller

72 & 110 Volt Systems	Hydraulic Performance Curves Technical Data

Data Sets and Diagram Reference and Credit to: Difful. Professional Solar Pump Manufacturer (Catalog Page 8) Zhejiang Dingfeng Electrical Appliance Co., Ltd.

FUTURE PLANS

Future plans and intentions are to increase and expand market share by satisfying the needs for a wide variety of specification requirements from relatively small domestic applications to more significant capacity commercial applications.  This product line would be geared towards third world countries and communities and will satisfy increasingly urgent demand for water.

The natural next step for having a vertically integrated product line would be to offer water filtration products and systems such as reverse osmosis filtration systems to ensure not pathogens and other harmful contaminants are in the drinking water. All future plans are dependent on having sufficient funding.

SALES & MARKETING

The solar water pumps market is garnering extensive traction globally and we aim to reach the global marketplace.  Rising government initiatives to provide safe drinking water provide a unique opportunity for the Company to work directly with various levels of government on water initiatives, and will market ourselves to governments in developing and developed nations worldwide.

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A majority of our end users will be in developing nations, and we are initially approaching countries in Africa with marketing and product information materials.  We will also gain exposure through participation in trade shows with the intent of dissemination of product knowledge as well as securing sales agents, and commissioned sales people.  We will also engage in online marketing, conventional print advertising in trade magazines and reach out to NGO’s as well as host country government agencies in order to promote our solar water pump products.

We will offer support with written promotional collateral materials as well as tactical support for agents and include incentives for sales performance. If we have sufficient funding, we would hire a sales team. The sales employees could be independent sales representatives in the various target countries backed by our sales management and technical professionals.  If we do not have sufficient funding these additional hires will not be feasible. Future arrangements with independent sales representatives would accord each a defined territory within which to sell some or all of the products and services.  We may select outside independent representatives and firms based upon industry reputation, prior sales performance including number of prospective leads generated and sales closure rates as well as the breadth of territorial coverage, among other criteria.

MARKET RESEARCH & POTENTIAL

We have identified two countries in particular which the initial target market will be focused: Nigeria and Papua New Guinea. The Company is preparing to supply the regions identified with water pumps for agricultural purposes as a market entry, with the future goal of expanding our offerings from agricultural pumps to include pumps for domestic use / sanitation purposes per household and or village.

One of the biggest cost-consuming tasks for African farmers and other agriculture-dependent countries is running water pumps using diesel generators, which have high operating costs. However, solar-powered water fountains are gaining prominence in Africa owing to the attractive growth opportunities which come with them. The solar water pumps cut down the effort to move water, reduce carbon emissions, increase accessibility and reduce costs. Nigeria in particular is expected to offer a huge playing field in this market.Most areas in Nigeria have climates suitable for solar pumping.Nigeria has one of the lowest consumption rates of electricity per capita in Africa.The inefficiencies over shadowing the allocation of energy resources coupled with the near depletion of fossil fuels, make it imperative for the country to exploit its huge natural renewable resources to avoid a worsening energy supply scenario and provide feasible solar water pump to rural dwellers.

Nigeria's agricultural sector contributes to a significant part of the country's GDP. Between July and September 2021, the agriculture contributed to almost 30 percent of the total GDP, an increase by about six percentage point compared to the previous quarter. Nigeria has an arable land area of 34 million hectares: 6.5 million hectares for permanent crops, and 28.6 million hectares on meadows and pastures. The country is a leader in various types of agricultural production, such as palm oil, cocoa beans, pineapple, and sorghum. It is the largest producer of sorghum in the world just after the United States, and ranks fifth in the production of palm oil and cocoa beans. Nigeria is also a large global exporter in this sector. Oil, fruits, nuts, seeds are among the ten best performing export categories.

Under its national plan, Papua New Guinea plans to transition to 100 percent renewable energy by 2050. With less than 20% of Papua New Guineans currently having access to an electricity grid, Papua New Guinea presents one of the most challenging and underserved energy markets in the world.With 300 days of sunshine in many parts of the country, there’s great potential to harness solar power.In PNG solar water pumps can be implemented at a large number of farms as they are relatively affordable as compared to alternatives, and can increase yields for farms starting as small as 0.5 hectares.

Agriculture is a central pillar of Papua New Guinea’s economy. In 2019 it made up 25% of GDP and contributed to the livelihoods of 85% of the population. The country’s key crops include cocoa, coffee, copra, palm oil, rubber and tea, most of which are exported and form an important source of foreign exchange (forex) revenues.

Focused on reducing imports, Prime Minister Marape has placed agriculture at the center of his vision of economic diversification and sustainable development. The government sees PNG’s abundance of land and high proportion of subsistence farmers as an opportunity to attract investment and generate employment. It has set a target of reaching self-sufficiency in food production by 2025, which would significantly reduce the country’s import bill. The government has pledged PGK200m ($59m) annually for an agriculture incubation.

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CUSTOMERS

We do not currently have any customers. Our primary target market will be water supply contractors as well as Agricultural supply companies in Nigeria and Papua New Guinea.  Governments have an important role to play in increasing water access.  A key player for demand will be Government entities and other international organizations including NGO’s.We will initiate discussions with all levels of government, including at the municipal, provincial or state level as well as nationally to market our product and identify opportunities to provide our solar water pumps to government initiatives for water supply, be it smallholder businesses and farmers; larger operation agricultural purposes or domestic drinking water, or community supply.We will also reach out to various water well drilling contractors and agricultural operators.

Although our primary market is agricultural, we may reach other indirect markets by providing the pumps in their areas.

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RESEARCH AND DEVELOPMENT; INTELLECTUAL PROPERTY

We have no intellectual property except our trade names and web domain.  We do not own any patents and trademarks at this time, but we may pursue patents and or trademarks if we develop engineered products via our product line group.  We have not registered or trademarked “Elektor Industries Inc.” or any other trade names.  There have not been any expenses incurred for any research or development other than the efforts of conducting research and analysis by our sole officer and director.

GOVERNMENTAL REGULATION

Our business model is a simple “Manufacture, Sale and Supply” operation and not subject to any material government regulations.  However, there is a risk that we could be adversely affected by current regional laws and regulations or interpretations or that more restrictive laws, regulations or interpretations will be adopted in the future that could make compliance more difficult or expensive.  There is also a risk that a change in current laws could adversely affect our business.  In addition, regulatory authorities have relatively broad discretion to grant, renew and revoke licenses and approvals and to implement regulations.  Accordingly, such regulatory authorities could prevent or temporarily suspend us from carrying on some or all activities or otherwise penalize the firm if found to not to comply with the then current regulatory or licensing requirements or any interpretation of such requirements by the regulatory authority.  Our failure to comply with any of these requirements or interpretations could have a material adverse effect on our operations.

COMPLIANCE WITH ENVIRONMENTAL LAWS

We are not aware of any environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future, that address issues specific to our business.

COMPETITION

Wide-spread application areas of solar water pumps create substantial market demand.  Additionally, the rapidly increasing population, industrialization, urbanization worldwide boost the growth of the market.  Also, depleting water reserves across the globe, propel the growth of the market.  The rising global economy boosting consumer purchasing power and expanding distribution channels provide impetus to the market increase.  Conversely, the lack of awareness of the benefits of solar water pumps is projected to impede market growth.  Nevertheless, increasing demand for sustainable water supply and additional funding would support market growth.

The increased demand for clean drinking water influences the market growth, driving the demand for solar pumps globally.  Moreover, the UN development programs to promote solar energy use in various regions propel market growth.  Highly competitive, the solar water pumps market appears fragmented due to the presence of several notable players.

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The key players of the solar water pumps market in Nigeria are: Afrimash, GZ Industrial Supplies and IrriTech Nigeria Limited. The key players of the solar water pumps market in Papua New Guinea are: NIVUS GmbH., Southern Cross Pumps and Solar Solutions PNG Ltd.

There is plenty of competition in the solar water pumps market.  The demand for clean and energy is driving more key players towards this market and technological advancements will be a crucial part of market growth.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

FACILITIES

We currently rent our physical property in Las Vegas.  Our current address is 304 South Jones Blvd. #7356, Las Vegas, Nevada 89107.  Our telephone number is 888-722-3340.  This location serves as our primary office for planning and implementing our business plan.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We have no employees as of the date of this prospectus.  Our sole officer and director, Demetrios Malamas, is an independent contractor to the Company and currently devotes approximately 40 hours per week to company matters.  After receiving funding, Mr. Malamas plans to devote, as much time to the operation of the Company as he determines is necessary for him to manage the affairs of the Company.  As our business and operations increase, we will assess the need for full time management and administrative support personnel.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC PINK SHEETS

We intend to have our common stock be quoted on the OTC Pink Sheets or other quotation service.  If our securities are not quoted on the OTC Pink Sheets or other quotation service, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities.  The OTC Pink Sheets differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker- dealers rather than the “specialist” common to stock exchanges.

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To qualify for quotation on the OTC Pink Sheets or other quotation service, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.  We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing.  If the Company meets the qualifications for trading securities on the OTC Pink Sheets our securities will trade on the OTC Pink Sheets until a future time, if at all.  We may not now and it may never qualify for quotation on the OTC Pink Sheets or other quotation service.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock.  Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of March 31, 2022 we had 15,000,000 shares of common stock issued and outstanding held by 1 holder of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future.  Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors.  There are no contractual restrictions on our ability to declare or pay dividends.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the service we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements.  Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made.  We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Company Overview

We are a development stage company and were incorporated in Wyoming on July 16, 2021. Our business objective is to supply sustainable, reliable solar water pumps for customers that need a secure and clean water supply for agricultural and domestic water purposes.

The following discussion concerns the period ended March 31, 2022, and should be read in conjunction with the financial statements of the Company and the notes thereto which are included herein.

Liquidity and Capital Resources

As of March 31, 2022, we had a cash balance and total assets of $2,988 compared to cash and total assets of $9,646 as at December 31, 2021. The decrease in cash and total assets was due payment of Professional Fees consisting of Audit, Legal and Accounting fees.  As at March 31, 2022, and December 31, 2021 we had total liabilities of $28,086 and $12,258 respectively.  The increase in liabilities was due to an increase in accounts payable and accrued liabilities due to timing differences from our operations and an increase in the amount owed to our President and Director of $7,528 for payment of operating expenses. As at March 31, 2022 and December 31, 2021, the Company owed $18,786 and $11,258 respectively to our President and Director. Our working capital deficit was $25,098 as at March 31, 2022 compared to $2,612 as at December 31, 2021.

Results of Operations

During the three months ended March 31, 2022, we incurred $22,486 of operating expenditures comprised of general and administrative expenses and professional fees.

Cash Flows

During the three months ended March 31, 2022, we used $14,186 of cash for operating activities, and had net cash provided by financing activities of $7,528. The financing activities comprised of $20,718 proceeds from a related party, our President and Director, as well as $13,190 repayment to the same related party.

Trends

There is no assurance that we will be able to generate cash flows from our operations. The outcome of these matters cannot be predicted with any certainty at this time and raises substantial doubt that we will be able to continue as a going concern.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

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PLAN OF OPERATION

Our cash balance is $2,988 as of March 31, 2022. We do not believe that our cash balance is sufficient to fund our limited levels of operations beyond one year’s time.  During the period from inception till this time we had no revenue.

Our independent registered public accountant has issued a going concern opinion.  This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  There is no assurance we will ever reach that stage.  To meet our need for cash we are attempting to raise money from this offering.  We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it our director Demetrios Malamas verbally agreed to provide additional cash for the Company.  Even if we raise $500,000 from this offering, it will last one year, but we may need more funds, and we will have to revert to obtaining additional money.  We will not use the net proceeds from the offering to pay compensation to Mr. Malamas or to repay the loan from Mr. Malamas.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations, using funds as follows:

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Gross Proceeds from this Offering (1)	$125,000	$250,000	$375,000	$500,000

Shares Sold	1,250,000	2,500,000	3,750,000	5,000,000
Gross Proceeds	$125,000	$250,000	$375,000	$500,000
Total Before Expenses	$125,000	$250,000	$375,000	$500,000

Administrative Offering Expenses
Legal & Accounting	$12,640	$12,640	$12,640	$12,640
Publishing/EDGAR	$2,000	$2,000	$2,000	$2,000
Transfer Agent	$1,000	$1,000	$1,000	$1,000
SEC Filing Fee	$46.35	$46.35	$46.35	$46.35
Miscellaneous	$53.65	$53.65	$53.65	$53.65
Total Administrative Operating Expenses	$15,740	$15,740	$15,740	$15,740

Net Offering Proceeds	$93,520	$218,520	$343,520	$468,520

Operating Offering Expenses
IT Systems Setup and Web Site	$10,000	$15,000	$20,000	$25,000
Product Design/ Manufacturing Agreements	$12,000	$12,000	$12,000	$12,000
Sample / Prototype	$30,000	$35,000	$40,000	$45,000
Water Pump Production	$41,520	$41,520	$41,520	$41,520
Sales Development and Procuring Inventory	$-	$115,000	$230,000	$326,214
Repay related party liability				18,786
Total Operating Expenses	$125,000	$250,000	$375,000	$500,000

If the need for cash arises before we complete our public offering, we may be able to borrow funds from our director although there is no such formal agreement in writing.  As of March 31, 2022 our director has loaned to the Company $18,786 on no interest terms.  We do not expect to purchase or sell plant or significant equipment.  Further we do not expect significant changes in the number of employees.  Upon completion of our public offering, our specific goal is to profitably sell our service.  Our plan of operations is as follows:

Situated at the heart of the water-food-energy nexus, the solar water pump plays a critical role in improving the incomes and resilience of rural households while unlocking environmental benefits.

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We intend to commence operations in the business of sourcing a manufacturer to produce a product line of OEM Elektor solar water pump equipment and related accessories that we will distribute among various consumers and stakeholders on a global scale to meet the demand of water supply. While we do have an agreement to procure the water pumps, we do not currently have an agreement to procure the accessory components including but not limited to the such as battery storage systems, photovoltaic power generating panels, photo cell switching systems, and water storage tanks.

Our current cash balance will not be sufficient to fund operations for the next 12 months.  However, if we sell 25% up to 50% raising gross proceeds of $125,000 up to $250,000 we will satisfy our cash requirements for 12 months and we will not be required to raise additional funds to meet our operating expenses, but our company’s development will be strictly limited.  If we sell more than a half of the shares in this offering, we believe the money will last for more than a year, and also provide funds for securing a manufacturer to produce our OEM Elektor product line.

Please see our Use of Proceeds section for more details.  If we need additional funding, we will have to possibly look into obtaining additional financing by way of a private debt or equity financing.

Our independent registered public accountant has issued a going concern opinion.  This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay for operational costs.  This is because we have generated no revenues as of the date of the original registration filing.  During first months after completion of this offering, we will establish our administrative systems and develop our web site for prospective clients but as well as investor relations compliance and until this time, we do not believe that our operations will be profitable.  There is no assurance we will ever reach that stage.

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital.  During this period, our operations will be limited due to the limited amount of funds on hand.

Our plan of operations following the completion and priority of spending raised funds if any is as follows:

IT Systems Setup and Web Site

Time frames 1st to 2nd month

Estimated costs: $5,000-$26,000

Specifically, if only an estimated 25% of the offering is sold the Net Offering Proceeds will be used for setting up our IT systems, servers, website and communications.  Beyond that, proceeds would be used for maintaining our ongoing reporting obligations to the SEC until at which time in the future we are able to secure additional funding.  Please see Use of Proceeds section for additional details.  This initial stage will provide the company with an online presence and also provide adequate communication capabilities with prospective customers, manufacturers and investors.  If adequate funds are not during this initial stage, the company will suspend spending on any communication infrastructure and focus meeting its requirements and obligations as a reporting company to the SEC.  If this becomes the case then we will be delayed in progressing our plans.  This stage of building our communication network will be our main priority not only for compliance reasons but the ability to timely communicate with all intended parties.

Product Line Finalization, Sample Pump Production, Manufacturing OEM Agreements

Time Frame: 3rd to 8th months

Estimated costs: $35,000-$198,000

In addition to the above, if an estimated only 50% of the offering is sold the Net Offering Proceeds will be used towards product selection and finalization as well as quality control testing measures.  To effectively identify the most suitable product specifications we will take a field visit with sample solar power water pumps from various manufacturers directly to the potential consumer sites in African countries.  We make our product selections and will then secure OEM agreements with the chosen manufacturer and conduct in person inspections of the facilities.  Please see Use of Proceeds section for additional details.  Our main priority would be to complete product line selection, and secure OEM manufacturing facilities.  We are confident that suitable manufacturers will be secured, however there is no guarantee that we will find adequate manufacturing facility and at the correct and affordable price.

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Sales Development and Procuring Inventory

Time Frame: 8th to 12th months

Estimated costs: $40,000 to $180,000

If only 75% of the offering is sold the Net Offering Proceeds will be used towards all of the above activities and towards commencing sales and marketing activities with some preparation towards production if and when sales orders are secured.

To initiate the sales strategy, we will be targeting host country government agencies in order to promote our solar water pump products and engage in upcoming water supply projects.  Direct communications with NGOs in our targeted regions will also provide a sales channel directly and indirectly.  Please see Use of Proceeds section for additional details.  Our final objective would be to get our OEM Elektor product line equipment in production ready to be utilized on the ground by various stakeholders.

Expanded Product Line

Time Frame: 12th to 18th months

Estimated costs: $95,000 to $ 500,000

If 100% of the offering is sold the Net Offering Proceeds will be used towards all of the above life cycle activities but in addition towards the planning of an expanded product line.  We would be required to secure substantial funding beyond the 100% of this offering to acquire the appropriate research and development team and additional manufacturing agreements.  In order to fully implement our product line expansion, we would need additional capital above and beyond the 100% offering raise at which timeframe we would embark on raising additional capital.

We would pursue expanding our product line if it is fiscally achievable and if during the course of business we identify newer technology or materials for existing solar water pumps; determine a demand in stakeholders for larger or different style of pumps, and finally to provide various accessories to our existing product line including an osmosis filtration system.  This is the lowest priority because we would have revenue generating operations and profitable operations by which we would have more options for financing.

As mentioned above the time-line estimate(s) (stages) are predicated upon us obtaining the necessary financing through our offering or additional equity or debt financing.  If we are not able to obtain the necessary levels of financing as determined by the above stages, we will not be able to meet or achieve any of the time-line objectives.  In that case we will be forced to proceed on a piecemeal basis using primarily the services of our President and limited use of outside contractors when and if limited funds are obtained.  Our President devotes approximately 40 hours a week to our continued business efforts.  There is no realistic way to predict the timing or completion in that scenario.

We currently have no additional sources of financing and no commitments for financing.  There are no assurances that we will obtain sufficient financing or the necessary resources to enter into contractual agreements with outside developers or sales/marketing firms.  If we do not receive any funding or financing, our business is likely to be maintained with limited operations for at least the next 12 months because our President, will continue providing his professional services without current compensation.  We do not currently have a formal agreement in place with our President covering this period; however, our President’s current plan is to do substantially all administrative and planning work as well as basic programming and marketing work on her own without cash compensation while he seeks other sources of funding for us.

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As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” above and/or elsewhere in this prospectus.  We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company.  We have not performed any studies of this matter.  Our conclusion is based on our own observations.  However, there can be no assurances that we will be successful in any of those efforts even if we become a public entity.  Additionally, the issuance of restricted shares will dilute the percentage of ownership interest of our stockholders.

If we are unable to raise sufficient funds or obtain alternate financing, we may never complete development and become profitable.  In order to become profitable, we may still need to secure additional debt or equity funding.  We hope to be able to raise additional funds from an offering of our stock in the future.  However, this offering may not occur, or if it occurs, may not raise the required funding.  We do not have any plans or specific agreements for new sources of funding or any planned material acquisitions.

SEC Filing Plan

We intend to become a reporting company in 2022 after our registration statement on Form S-1 is declared effective.  This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

RESULTS OF OPERATIONS

We had no operating revenues from July 16, 2021 (inception), through March 31, 2022. Our activities have been financed from loans from our sole officer and director.  There is no assurance that we will ever attain profitability.  As of March 31, 2022 the Company has no revenues.

LIQUIDITY AND CAPITAL RESOURCES

At March 31, 2022, we had a cash balance of $2,988. Our expenditures over the next 12 months are expected to be approximately $500,000, assuming we sell all shares in this offering.

Based on our current cash position, we will not be able to continue operations for approximately 12 months, assuming we do not rise additional funding.  We believe our current cash and net working capital balance is only sufficient to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission and our status as a corporation in the State of Wyoming for the next 12 months.  We must raise approximately $ 80,000, to complete our plan of operation for the next 12 months.

Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock.  If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company.  We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to rise sufficient funding from the sale of our common stock to fund our development activities.  In the absence of such financing, our business will fail.  There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing.  If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our plan of operation for the next 12 months and our business will fail.

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GOING CONCERN CONSIDERATION

We have generated no revenues since inception to March 31, 2022.   Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.  Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.  Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Our financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars.  The Company's fiscal year- end is December 31.

Use of Estimates - The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses in the reporting period.  We regularly evaluate our estimates and assumptions related to the useful life and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances.  We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources.  The actual results experienced by us April differ materially and adversely from our estimates.  To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

Development Stage Entity – The Company decided to early adopt ASU 2014-10, which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

Income Taxes - The Company accounts for income taxes under the provisions issued by the FASB, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The Company computes tax asset benefits for net operating losses carried forward.  The potential benefit of net operating losses has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

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Loss Per Common Share - The Company reports net loss per share in accordance with provisions of the FASB.  The provisions require dual presentation of basic and diluted loss per share.  Basic net loss per share excludes the impact of common stock equivalents.  Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents.  As of March 31, 2022, there were no common stock equivalents outstanding.

Impact of New Accounting Standards

The Financial Accounting Standards Board ("FASB") periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting.  The Company has reviewed the recently issued pronouncements.  During this review the Company decided to early adopt ASU 2014-10, which eliminates the definition of a development stage, entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer's and director's and their respective ages are as follows:

Name	Age	Positions
Demetrios Malamas 304 South Jones Blvd. #7356 Las Vegas, Nevada 89107	65	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Demetrios Malamas

Mr. Malamas has served as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director since July 16, 2021.

Our sole officer and director background mainly contains from following:

Demetrios Malamas has over 40 years of business experience managing a broad range of companies. He was the principal in Nuland Realty and founder of Pacific Aquaculture Ltd. before becoming immersed in Foreign Trade. He received his CFTP - Certified Foreign Trade Professional designation and began working with and in China for a variety of products and organizations over the years including Stadium Seating, Tempered and other Glass and Funeral Caskets. Mr. Malamas has been the CEO for ACE Funeral Products Ltd. since 1999 and has spent the majority of the last five years operating the business. He enjoys his free time as a volunteer Executive, Coach and Manager with Amateur Hockey Associations.  Mr. Malamas has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940 during the past 5 years.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified.  The Company's Bylaws provide that the Board of Directors will consist of a minimum of one member.  Officers are elected by and serve at the discretion of the Board of Directors.

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DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, and he does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market).  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us with regard to our director's business and personal activities and relationships as they may relate to our management and us.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

We currently have one employee, our sole officer, Demetrios Malamas.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee.  The Board is of the opinion that such committees are not necessary since the Company is a start-up stage company and has only one director, and to date, such directors have been performing the functions of such committees.  Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

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STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors.  Nevertheless, every effort will be made to ensure that the board of directors hears the views of stockholders, and that appropriate responses are provided to stockholders in a timely manner.  During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2021:

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)*	Option Awards ($)*	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Demetrios Malamas, President	2021	0	0	0	0	0	0	0	0

Our sole officer and director Demetrios Malamas has not received monetary compensation since our inception to the date of this prospectus.  We currently do not pay any compensation to any officer or any member of our board of directors.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of March 31, 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Opinion Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Demetrios Malamas, President	0	0	0	0	0	0	0

We have not compensated our directors for their service on our Board of Directors since our inception.  There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group.  Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission.  Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security.  The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days.  Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.  Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 15,000,000 shares of our common stock issued and outstanding as of the date of this prospectus.  We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Common Stock	Demetrios Malamas	15,000,000	100%
All directors and executive officers as a group (1 person)		15,000,000	100%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Demetrios Malamas is considered to be a promoter, and currently is the only promoter, of Elektor Industries Inc., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

On July 16, 2021, we issued 15,000,000 shares of common stock to Demetrios Malamas, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a Director, at a price of $0.001 per share, for an aggregate value of $15,000.

Since July 16, 2021, Demetrios Malamas has loaned us $18,786.  The loan does not have any term, carries no interest and is not secured.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us.  We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Wyoming, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus.  This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission.  For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement.  We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules.  The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

Under Rule 12h-3 of the Securities Exchange Act of 1934, as amended, “Suspension of Duty to File Reports under Section 15(d)”, an issuer is eligible for the suspension to file reports pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended, if our shares of common stock are held of record by less than 300 persons at the beginning of any fiscal year after a registration statement is effective.   If we decide to suspend our obligations to file reports, then our shareholders will not receive publicly disseminated information, and their investment would not be liquid and would be a private company.

Once our Registration Statement is effective, management intends to file a Form 8-A which registers our class of common stock under Section 12 of the Exchange Act and. to file reports pursuant to Section 13(a)of the Securities Exchange Act of 1934, as amended.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by BF Borgers CPA PC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Jackson L. Morris, 126 21st Avenue Southeast, St. Petersburg, Florida 33705 will pass upon the validity of the issuance of the common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

BF Borgers CPA PC is our registered independent public registered accounting firm.  There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

INDEX TO FINANCIAL STATEMENTS

Our financial statements as of and for the period ended December 31, 2021 and for the period ended March 31, 2022, are included herewith.

45

ELEKTOR INDUSTRIES INC.

FINANCIAL STATEMENTS AND

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Period from July 16, 2021 (Inception) to December 31, 2021

46

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Elektor Industries, Inc.

Opinion on the Financial Statements

We have audited the accompanying  balance sheet of Elektor Industries, Inc. (the "Company") as of December 31, 2021, the related statement of operations, stockholders' equity (deficit), and cash flows for the period July 16, 2021 (Inception) through December 31, 2021 and the related notes (collectively referred to as the "financial statements").  In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period July 16, 2021 (Inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on the Company's financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/S BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2022

Lakewood, CO

January 31, 2022

47

ELEKTOR INDUSTRIES INC.

PART I — FINANCIAL INFORMATION

48

Elektor Industries Inc.
Balance Sheet (Audited)

December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$9,646
Total current assets	9,646

Total assets	$9,646

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$1,000
Due to related party	11,258
Total current liabilities	12,258

Total liabilities	$12,258

STOCKHOLDERS’ DEFICIT:
Preferred stock: $0.0001 par value, 20,000,000 shares authorized, none issued and outstanding as on December 31, 2021, respectively.	$-
Common stock: $0.0001 par value, 200,000,000 shares authorized, 15,000,000 shares issued and outstanding as on December 31, 2021, respectively.	1,500
Additional paid-in capital	13,500
Accumulated deficit	(17,612)
Total stockholders’ deficit	$(2,612)

Total liabilities and stockholders' deficit	$9,646

The accompanying notes are an integral part of these financial statements.

F-1

Elektor Industries Inc.
Statement of Operations (Audited)

For the period from July 16, 2021 (inception) to December 31, 2021

REVENUE	$-
OPERATING EXPENSES:
General and administration expenses	587
Stock based compensation	15,000
Professional fees	2,025
Total operating expenses	$17,612

Net loss before taxes	$(17,612)
Income tax	-
Net loss	$(17,612)

Net loss per common share - basic and diluted	$(0.00)
Weighted average number of shares of common stock outstanding - basic and diluted	15,000,000

The accompanying notes are an integral part of these financial statements.

F-2

Elektor Industries Inc.
Statement of Stockholders’ Deficit (Audited)

	Preferred Stock Shares	Preferred Stock Amount	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Deficit
For the period from July 16, 2021 (inception) to December 31, 2021
Balance at inception at July 16, 2021	-	$-	-	$-	$-	$-	$-
Stock issued for services	-	-	15,000,000	1,500	13,500	-	15,000
Net loss	-	-	-	-	-	(17,612)	(17,612)
Balance at December 31, 2021	-	$-	15,000,000	$1,500	$13,500	$(17,612)	$(2,612)

The accompanying notes are an integral part of these financial statements.

F-3

Elektor Industries Inc.
Statement of Cash Flows (Audited)

For the period from July 16, 2021 (inception) to December 31, 2021
Cash Flows from Operating Activities:
Net loss	$(17,612)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock based compensation	15,000
Changes in operating assets and liabilities:
Increase in accounts payable	1,000
Net cash used in operating activities	$(1,612)

Cash Flows from Financing Activities:
Proceeds from related party	12,538
Repayment to related party	(1,280)
Net cash provided by financing activities	$11,258

Net increase (decrease) in cash, cash equivalents and restricted cash	9,646
Cash, cash equivalents and restricted cash at beginning of the period	-
Cash, cash equivalents and restricted cash at end of the period	$9,646

Supplemental Cash Flow Information:
Cash paid for interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of these financial statements.

F-4

ELEKTOR INDUSTRIES INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2021

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Elektor Industries Inc (“the Company”) was incorporated on July 16, 2021, in the State of Wyoming.  We are in the business of solar powered water pumps.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  As a development-stage company, the Company had no revenues and incurred losses as of December 31, 2021.  The Company currently has limited working capital and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets.  In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the period from July 16, 2021 (inception) to December 31, 2021.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.  The Company had $9,646 of cash as of December 31, 2021.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”.  The asset and liability method provides that deferred income tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards.  Deferred income tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse.  The Company records a valuation allowance to reduce deferred income tax assets to the amount that is believed more likely than not to be realized.

Revenue Recognition

The Company will recognize revenue in accordance with ASC topic 605 “Revenue Recognition”.  The Company recognizes revenue when products are fully delivered, or services have been provided and collection is reasonably assured.

F-5

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

AS topic 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value.  The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash approximates its fair value due to its short-term maturity.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”.  Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period.  Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Comprehensive Income

ASC 220, “Comprehensive Income” establishes standards for the reporting and display of comprehensive income and its components in the financial statements.  As at November 30, 2021, the Company had no items that affected comprehensive loss.

Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar.  Transactions may occur in foreign currencies and management has adopted ASC 830, “Foreign Currency Translation Matters”.  Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date.  Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction.  Average monthly rates are used to translate revenues and expenses.  Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the statement of operations.

F-6

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

NOTE 4 – RELATED PARTY TRANSACTIONS

Due to related party

As at December 31, 2021, the Company owed $11,258 to Demetrios Malamas, founder and director of the Company, which is unsecured, non-interest bearing, and due on demand.

Share issued to related party

On July 16, 2021, the company issued a total of 15,000,000 common shares to its founder and director, Demetrios Malamas for services provided to the Company, valued at a price of $0.001 per share.

NOTE 5 – STOCKHOLDERS’ EQUITY

Capital Stock

As of December 31, 2021, the Company’s authorized stock consists of 200,000,000 shares of common stock at a par value of $0.0001 per share and 20,000,000 shares of preferred stock at a par value of $0.0001 per share.

Preferred Stock

As of December 31, 2021, the Company has no shares of preferred stock issued and outstanding, respectively.

Common Stock

On July 16, 2021, the company issued a total of 15,000,000 common shares to its founder and director, Demetrios Malamas for services provided to the Company, valued at a price of $0.001 per share.

As of December 31, 2021, the Company has 15,000,000 shares of common stock issued and outstanding, respectively.

NOTE 6 – INCOME TAXES

For the period from July 16, 2021 (inception) to December 31, 2021, the Company has incurred net losses and therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $17,612 at December 31, 2021 and will expire beginning in the year 2037.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 21% to the net loss before provision for income taxes as follows:

For the period from July 16, 2021 (inception) to December 31, 2021
Income tax expense (benefit) at statutory rate	(3,699)
Change in valuation allowance	3,699
Income tax expense	-

F-7

Net deferred tax assets consist of the following components as of December 31, 2021:

December 31, 2021
Gross deferred tax asset	3,699
Valuation allowance	(3,699)
Net deferred tax asset	-

The expected tax expense (benefit) based on the U.S. federal statutory rate is reconciled with actual tax expense (benefit) as follows:

For the period from July 16, 2021 (inception) to December 31, 2021
Statutory Federal Income Tax Rate	21%
Nontaxable permanent differences	-
Change in valuation allowance	(21)%
Income tax provision	-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $17,612 for federal income tax reporting purposes could be subject to annual limitations.  Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

The Company has no uncertain tax positions that require the Company to record a liability.

The Company had no accrued penalties and interest related to taxes as of December 31, 2021.

NOTE 7 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after December 31, 2021 through the date of filing this report.  The Company determined that it does not have any subsequent event requiring recording or disclosure in the financial statements for the period from July 16, 2021 (inception) to December 31, 2021.

F -8

49

Elektor Industries Inc.
Balance Sheet (Unaudited)

	March 31, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$2,988	$9,646
Total current assets	2,988	9,646

Total assets	$2,988	$9,646

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$5,800	$1,000
Accrued liabilities	3,500	-
Due to related party	18,786	11,258
Total current liabilities	28,086	12,258

Total liabilities	$28,086	$12,258

STOCKHOLDERS’ DEFICIT:
Preferred stock: $0.0001 par value, 20,000,000 shares authorized, none issued and outstanding as on March 31, 2022 and December 31, 2021, respectively.	$-	$-
Common stock: $0.0001 par value, 200,000,000 shares authorized, 15,000,000 shares issued and outstanding as on March 31, 2022, and December 31, 2021, respectively.	1,500	1,500
Additional paid-in capital	13,500	13,500
Accumulated deficit	(40,098)	(17,612)
Total stockholders’ deficit	$(25,098)	$(2,612)

Total liabilities and stockholders' deficit	$2,988	$9,646

The accompanying notes are an integral part of these financial statements.

F-9

Elektor Industries Inc.
Statement of Operations (Unaudited)

For the three months ended March 31, 2022

REVENUE	$-
OPERATING EXPENSES:
General and administration expenses	652
Professional fees	21,834
Total operating expenses	$22,486

Net loss before taxes	$(22,486)
Income tax	-
Net loss	$(22,486)

Net loss per common share - basic and diluted	$(0.00)
Weighted average number of shares of common stock outstanding - basic and diluted	15,000,000

The accompanying notes are an integral part of these financial statements.

F-10

Elektor Industries Inc.
Statement of Stockholders’ Deficit (Unaudited)

	Preferred Stock Shares	Preferred Stock Amount	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Deficit
For the three months ended March 31, 2022
Balance at December 31, 2021	-	$-	15,000,000	$1,500	$13,500	$(17,612)	$(2,612)
Net loss	-	-	-	-	-	(22,486)	(22,486)
Balance at March 31, 2022	-	$-	15,000,000	$1,500	$13,500	$(40,098)	$(25,098)

The accompanying notes are an integral part of these financial statements.

F-11

Elektor Industries Inc.
Statement of Cash Flows (Unaudited)

For the three months ended March 31, 2022
Cash Flows from Operating Activities:
Net loss	$(22,486)
Adjustments to reconcile net loss to net cash used by operating activities:
Changes in operating assets and liabilities:
Increase in accounts payable	4,800
Increase in accrued liabilities	3,500
Net cash used in operating activities	$(14,186)

Cash Flows from Financing Activities:
Proceeds from related party	20,718
Repayment to related party	(13,190)
Net cash provided by financing activities	$7,528

Net increase (decrease) in cash, cash equivalents and restricted cash	(6,658)
Cash, cash equivalents and restricted cash at beginning of the period	9,646
Cash, cash equivalents and restricted cash at end of the period	$2,988

Supplemental Cash Flow Information:
Cash paid for interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of these financial statements.

F-12

ELEKTOR INDUSTRIES INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2022

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Elektor Industries Inc (“the Company”) was incorporated on July 16, 2021, in the State of Wyoming.  We are in the business of solar powered water pumps.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. As a development-stage company, the Company had no revenues and incurred losses as of March 31, 2022. The Company currently has limited working capital and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the period ended March 31, 2022.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $2,988 of cash as of March 31, 2022.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred income tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred income tax assets to the amount that is believed more likely than not to be realized.

Revenue Recognition

The Company will recognize revenue in accordance with ASC topic 606 “Revenue Recognition”. The Company recognizes revenue when products are fully delivered, or services have been provided and collection is reasonably assured.

F-13

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

AS topic 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash approximates its fair value due to its short-term maturity.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Comprehensive Income

ASC 220, “Comprehensive Income” establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As at March 31, 2022, the Company had no items that affected comprehensive loss.

Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar. Transactions may occur in foreign currencies and management has adopted ASC 830, “Foreign Currency Translation Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the statement of operations.

F-14

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

NOTE 4 – RELATED PARTY TRANSACTIONS

Due to related party

As at March 31, 2022 and December 31, 2021, the Company owed $18,786 and $11,258 respectively to Demetrios Malamas , founder and director of the Company, which is unsecured, non-interest bearing, and due on demand.

Share issued to related party

On July 16, 2021, the company issued a total of 15,000,000 common shares to its founder and director, Demetrios Malamas for services provided to the Company, valued at a price of $0.001 per share.

NOTE 5 – STOCKHOLDERS’ EQUITY

Capital Stock

As of March 31, 2022, and December 31, 2021, the Company’s authorized stock consists of 200,000,000 shares of common stock at a par value of $0.0001 per share and 20,000,000 shares of preferred stock at a par value of $0.0001 per share, respectively.

Preferred Stock

As of March 31, 2022, and December 31, 2021, the Company has no shares of preferred stock issued and outstanding, respectively.

Common Stock

On July 16, 2021, the company issued a total of 15,000,000 common shares to its founder and director, Demetrios Malamas for services provided to the Company, valued at a price of $0.001 per share.

As of March 31, 2022, and December 31, 2021, the Company has 15,000,000 shares of common stock issued and outstanding, respectively.

NOTE 6 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after March 31, 2022, through the date of filing this report. The Company determined that it does not have any subsequent event requiring recording or disclosure in the financial statements for the period ended March 31, 2022.

F-15

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby.  All such expenses will be borne by the Company.

SEC Registration Fee	$46.35
Auditors Fees and Expenses	$8,640
Legal Fees and Expenses	$3,000
Transfer Agent Fees	$1,000
EDGAR Agent Fees	$2,000
TOTAL	$14,686.35

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Wyoming Business Corporation Act provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe her conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnity has met the applicable standard of conduct.  The indemnity is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption.  Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

50

RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration:

On July 16, 2021, we issued 15,000,000 shares of common stock to Demetrios Malamas, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a Director, at a price of $0.001 per share, for an aggregate value of $15,000, the foregoing offering was made to a non-U.S. person, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in transactions pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1*	Articles of Incorporation of Registrant
3.2*	Bylaws of the Registrant
5.1*	Opinion of the Jackson L. Morris, regarding the legality of the securities being registered
10.1*	Private Label Manufacturing and Supply Agreement with Zhejiang Dingfeng Electric Appliance Co.
23.1	Consent of BF Borgers CPA PC,
99.1*	Subscription Agreement
107*	Filing Fee Table

*Previously filed

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)	(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

51

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Las Vegas, Nevada on the  15th day of June, 2022.

Elektor Industries Inc.

By:		/s/ Demetrios Malamas
	Name:	Demetrios Malamas
	Title:	President, Treasurer, Secretary and Director
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement

Signature	Title	Date

/s/ Demetrios Malamas	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	June 15, 2022
Demetrios Malamas

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